UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2004 (December 21, 2004)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1 CREDIT AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

     On December 21, 2004, Psychiatric Solutions, Inc. (the “Company”) and certain of its subsidiaries named as guarantors therein entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and l/c issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citicorp USA, Inc. (“Citicorp”), as co-syndication agents, JPMorgan Chase Bank, N.A. (“JPMorgan”), as documentation agent, and the lenders named a party thereto. The Amended and Restated Credit Agreement supersedes the Credit Agreement, dated January 6, 2004 (the “Credit Agreement”), with Bank of America, Lehman Commercial Paper, Inc. (“Lehman Brothers”), as syndication agent, and the lenders named a party thereto.

     The Amended and Restated Credit Agreement increased the Company’s revolving credit facility to $150 million from $125 million and extended the maturity date from January 6, 2007 to December 21, 2009. The revolving line of credit accrues interest at the Company’s choice of the “Base Rate” or the “Eurodollar Rate” (as defined in the Amended and Restated Credit Agreement). The “Base Rate” and “Eurodollar Rate” fluctuate based upon market rates and certain leverage ratios, as defined in the Amended and Restated Credit Agreement. The Company must pay a quarterly commitment fee and various other fees set forth in the Amended and Restated Credit Agreement.

     The obligations of the Company are guaranteed by the Company’s material subsidiaries and are secured by a security interest on substantially all of the real and personal property of the Company and its material subsidiaries. The Amended and Restated Credit Agreement contains customary covenants that, subject to certain exceptions, include: (1) a limitation on capital expenditures and investments, sales of assets, mergers, changes of ownership, new principal lines of business, indebtedness, liens, dividends and redemptions; (2) various financial covenants; and (3) cross-default covenants triggered by a default of any other indebtedness of at least $3.0 million.

     The Company and its guarantor subsidiaries are subject to customary defaults (subject in certain cases to customary grace and cure periods) under the Amended and Restated Credit Agreement, including, among other things, payment defaults, the failure to meet financial tests, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, and the occurrence of certain change of control events. A default under the Amended and Restated Credit Agreement would permit the lenders to restrict the Company’s ability to borrow under the Amended and Restated Credit Agreement and to require the immediate repayment of any unpaid principal and interest thereon outstanding under the Amended and Restated Credit Agreement.

     Certain of the lenders and their affiliates have provided investment and commercial banking and financial advisory services to the Company from time to time in the ordinary course of business for which they have received customary fees. Affiliates of Bank of America, Merrill Lynch, Citicorp and Lehman Brothers were recently underwriters for a public offering of the Company’s common stock that closed on December 20, 2004. In addition, JPMorgan, Merrill Lynch, Bank of America and Fifth Third Bank hold certain of the Company’s 10 5/8% senior subordinated notes due June 15, 2013. Any of the lenders or their respective affiliates may in the future engage in investment banking or other transactions of a financial nature with the Company or its affiliates, including the provision of advisory services and the making of loans, for which they would receive customary fees or other payments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided under Section 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

            None required

     (b) Pro Forma Financial Information.

            None required

     (c) Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of December 21, 2004, among Psychiatric Solutions, Inc., the Guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Citicorp USA, Inc., as co-syndication agents, JPMorgan Chase Bank, N.A., as documentation agent, and the Lenders named a party thereto.

99.1	Press Release of Psychiatric Solutions, Inc., dated December 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
	By:	/s/ Brent Turner
Brent Turner
Date: December 28, 2004		Vice President, Treasurer and Investor Relations

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Amended and Restated Credit Agreement, dated as of December 21, 2004, among Psychiatric Solutions, Inc., the Guarantors named therein, Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Citicorp USA, Inc., as co-syndication agents, JPMorgan Chase Bank, N.A., as documentation agent, and the Lenders named a party thereto.

99.1	Press Release of Psychiatric Solutions, Inc., dated December 21, 2004.